Exhibit 99.1

Tesoro Corporation Announces Third Quarter Results

SAN ANTONIO--(BUSINESS WIRE)--October 29, 2008--Tesoro Corporation (NYSE:TSO) today reported third quarter 2008 net income of $259 million, or $1.86 per share. Quarterly results include a $0.29 per share after-tax gain associated with LIFO accounting and a charge of $0.06 per share after-tax for the write down and other expenses, associated with the previously announced closing of certain retail sites. Net income for the third quarter of 2007 was $47 million, or $0.34 per share.

For the three quarters ended September 30, 2008, net income was $181 million, or $1.30 per share, versus $606 million, or $4.35 per share a year ago when the company had unusually high refining margins due to significant industry unplanned downtime during the first half of the year.

Gross margins of $16.69 a barrel (bbl) in the quarter showed significant improvement versus the third quarter of 2007 and second quarter of 2008, by 85% and 65%, respectively, due to the Company’s profit improvement initiatives and the benefit of declining crude price.

“While benchmark crack spreads were lower than a quarter ago and flat versus a year ago, we realized record capture rates in almost every region and improved on our internal benchmarks for crude purchasing and product pricing versus the prior quarter. This quarter’s performance highlights our commitment to delivering on our Company’s stated goal of lowering crude costs and increasing product netbacks,” said Bruce A. Smith, Tesoro’s Chairman, President and CEO.

Operating income also rose due to the significant improvement in commercial and retail marketing margins, which are not accounted for in the spot crackspreads. Our retail and commercial marketing margin was $4.77/bbl versus $2.65/bbl a year ago. Retail segment income totaled $34 million due to improved fuel margins along with increased volumes associated with the purchase of the Shell and USA Brand retail assets. Finally, margins for bottom-of-the-barrel products strengthened as benchmark fuel oil prices on the West Coast traded at a $7/bbl discount to ANS versus $16/bbl a year ago.

Also, the third quarter benefited from the first full quarter of operating the delayed coker at Golden Eagle which allowed us to run incremental volumes of less expensive crude. In comparison to the fluid coker, the delayed coker provided an incremental $37 million in EBITDA during the third quarter and is expected to reduce emission levels. Accordingly, we believe it is realistic that the Company will achieve its previously stated goal of generating $100 million in incremental annual EBITDA as a result of this investment.

The Company’s third quarter 2008 throughput was 32,000 barrels per day lower than the third quarter 2007 as we optimized production to meet lower product demand. Going forward, we expect to continue to balance the supply of both production and inventories around consumer demand and profitability of the last barrel produced.

Direct manufacturing costs before depreciation and amortization were $300 million for the third quarter of 2008 versus $247 million a year ago but were in line with costs reported in the second quarter 2008. The year over year increase was primarily due to changes in purchased energy.

Third quarter capital expenditures including turnaround spending amounted to $137 million bringing the year-to-date total to $524 million; accordingly, expected total 2008 capital expenditures should be less than $775 million. At the end of the third quarter, the Company had no borrowings under its revolving credit facility and had a net debt to net capitalization of 30% which is the lowest ratio since the fourth quarter of 2006, before the Los Angeles refinery acquisition.

“We recognize that the highs and lows of margins don’t continue indefinitely. And while some people talk about refining’s Golden Age or the Dark Age, the constant balancing of supply and demand within the marketplace ultimately pushes margins to the middle of the commodity market. The sudden rise in crude prices caused us to make early adjustments to our goal of reducing both operating and crude costs, and these improvements were reflected in this quarter’s record capture rates. Another early goal was to internally fund our operations and to maintain a strong balance sheet by repaying all of our outstanding borrowings under our revolver. In September, we borrowed for one day, domestic crude oil settlement day, and we ended the month with $184 million in cash. Today, the Company is positioned to generate earnings and meet the challenges of slowing global economies,” said Smith.

Board Declares Quarterly Dividend

Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable December 15th, 2008 to shareholders of record as of December 1st, 2008.

Public Invited to Listen to Analyst Conference Call

At 7:30 a.m., CDT, Thursday, October 30th, 2008 Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2008 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com, or via phone by dialing 888-241-0558 (international dial-in: 402-220-1755).

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 660,000 barrels per day. Tesoro's retail-marketing system includes over 880 branded retail stations, of which over 390 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, and our expectations about capital reductions and our margin capture. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues	$8,698	$5,902	$23,983	$15,382
Costs and Expenses:
Costs of sales and operating expenses (a)	8,065	5,651	23,159	13,909
Selling, general and administrative expenses	68	47	178	189
Depreciation and amortization	99	97	288	255
Loss on asset disposals and impairments	14	8	37	13

Operating Income	452	99	321	1,016
Interest and Financing Costs	(30)	(28)	(91)	(75)
Interest Income	2	4	5	29
Other Income (b)	1	-	50	-

Earnings Before Income Taxes	425	75	285	970
Income Tax Provision	166	28	104	364
Net Earnings	$259	$47	$181	$606
Net Earnings Per Share:
Basic	$1.89	$0.35	$1.33	$4.47
Diluted	$1.86	$0.34	$1.30	$4.35
Weighted Average Common Shares:
Basic	137.1	135.9	136.6	135.6
Diluted	139.4	139.6	139.3	139.4

Note: Our results of operations for the nine months ended September 30, 2007 include our Los Angeles refinery assets and retail stations since acquired in May 2007.

(a)	During 2008, reductions in inventory quantities resulted in liquidations of applicable LIFO inventory quantities carried at lower costs in prior years. The LIFO liquidations resulted in decreases of costs of sales of $68 million and $146 million for the three and nine months ended September 30, 2008, respectively.

(b)	Other income for the three and nine months ended September 30, 2008 represents net refunds received from the Trans Alaska Pipeline System in connection with rulings by the Regulatory Commission of Alaska concerning our protest of intrastate pipeline rates set between 1997 and 2003.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating Income (Loss)
Refining	$476	$132	$474	$1,179
Retail	34	4	(5)	(7)
Total Segment Operating Income	510	136	469	1,172
Corporate and Unallocated Costs	(58)	(37)	(148)	(156)
Operating Income	452	99	321	1,016
Interest and Financing Costs	(30)	(28)	(91)	(75)
Interest Income	2	4	5	29
Other Income (b)	1	-	50	-
Earnings Before Income Taxes	$425	$75	$285	$970

Depreciation and Amortization
Refining	$83	$86	$239	$227
Retail	10	8	32	19
Corporate	6	3	17	9
Depreciation and Amortization	$99	$97	$288	$255

Capital Expenditures
Refining	$119	$182	$407	$489
Retail	4	1	10	3
Corporate	7	12	24	32
Capital Expenditures	$130	$195	$441	$524
	BALANCE SHEET DATA
	(Unaudited)
	(Dollars in millions)

	September 30,	December 31,
	2008	2007
Cash and Cash Equivalents	$184	$23
Total Assets	$8,700	$8,128
Total Debt	$1,542	$1,659
Total Stockholders' Equity	$3,229	$3,052
Total Debt to Capitalization Ratio	32%	35%

Net Debt to Net Capitalization Ratio:
Total Debt	$1,542	$1,659
Less: Cash and Cash Equivalents	$184	$23
Net Debt (c)	$1,358	$1,636
Total Stockholders' Equity	$3,229	$3,052
Net Capitalization (c)	$4,587	$4,688
Net Debt to Net Capitalization Ratio (c)	30%	35%

(c)

Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders’ equity. The Company believes net debt to net capitalization is useful in measuring financial leverage as we have historically used cash to prepay outstanding notes. Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REFINING SEGMENT
Total Refining Segment
Throughput (thousand barrels per day) (d)
Heavy crude	221	192	194	144
Light crude	364	431	380	407
Other feedstocks	37	31	35	29
Total Throughput	622	654	609	580

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	283	316	282	269
Jet fuel	82	88	80	76
Diesel fuel	158	137	144	127
Heavy oils, residual products, internally produced fuel and other	132	141	133	132
Total Yield	655	682	639	604

Gross refining margin ($/throughput bbl) (e)	$16.69	$9.02	$11.21	$14.38
Manufacturing cost before depreciation and amortization ($/throughput bbl) (e)	$5.24	$4.10	$5.29	$4.18

Segment Operating Income ($ millions)
Gross refining margin (f)	$955	$543	$1,869	$2,276
Expenses
Manufacturing costs (g)	300	247	883	660
Other operating expenses (g)	88	68	234	179
Selling, general and administrative	8	9	29	25
Depreciation and amortization (h)	83	86	239	227
Loss on asset disposals and impairments	-	1	10	6
Segment Operating Income	$476	$132	$474	$1,179

Refined Product Sales (thousand barrels per day) (i)
Gasoline and gasoline blendstocks	327	347	330	308
Jet fuel	94	101	95	93
Diesel fuel	164	145	146	133
Heavy oils, residual products and other	97	98	98	95
Total Refined Product Sales	682	691	669	629

Refined Product Sales Margin ($/barrel) (i)
Average sales price	$131.21	$88.68	$124.68	$85.81
Average costs of sales	117.83	80.65	114.43	72.99
Refined Product Sales Margin	$13.38	$8.03	$10.25	$12.82

(d)	In the 2007 fourth quarter, we redefined heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less. Previously, heavy crude oils were defined as crude oils with a gravity of 32 degrees or less. Heavy and light throughput volumes for the three and nine months ended September 30, 2007 have been adjusted to conform to the 2008 presentation.

(e)

In the 2007 fourth quarter, we revised the calculation of gross refining margin per throughput barrel to include the effect of inventory changes. Inventory changes are the result of selling a volume and mix of product that is different than actual volumes manufactured. The amounts for the three and nine months ended September 30, 2007 have been recalculated to conform to the 2008 presentation. Previously, gross refining margin per barrel was calculated based upon manufactured product volumes. Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.

(f)	Consolidated gross refining margin totals gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Other costs resulted in a $1 million decrease and a $7 million decrease for the three months ended September 30, 2008 and 2007, respectively, and a $3 million increase and a $19 million decrease for the nine months ended September 30, 2008 and 2007, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(g)	Beginning in 2008, we reclassified certain environmental expenses from manufacturing expenses to other operating expenses. We have reclassified $1 million and $4 million for the three and nine months ended September 30, 2007, respectively, to conform to the 2008 presentation.

(h)	Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.39 and $1.35 for the three months ended September 30, 2008 and 2007, respectively, and $1.35 and $1.35 for the nine months ended September 30, 2008 and 2007, respectively.

(i)	Sources of total refined product sales included refined products manufactured at the refineries and refined products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products and the effects of inventory changes.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
Refining By Region
	California (Golden Eagle and Los Angeles) (j)(k)
	Throughput (thousand barrels per day) (d)
	Heavy crude	188	168	163	120
	Light crude	66	83	77	67
	Other feedstocks	19	21	21	16
	Total Throughput	273	272	261	203

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	135	156	136	109
	Jet fuel	19	18	19	9
	Diesel fuel	83	61	70	49
	Heavy oils, residual products, internally produced fuel and other	59	54	55	49
	Total Yield	296	289	280	216

	Gross refining margin (e) (in millions)	$458	$277	$1,016	$1,000
	Gross refining margin ($/throughput bbl) (e)	$18.22	$11.07	$14.22	$18.03
	Manufacturing cost before depreciation and amortization ($/throughput bbl)	$7.47	$6.12	$7.51	$6.99

	Pacific Northwest (Alaska & Washington) (j)
	Throughput (thousand barrels per day) (d)
	Heavy crude	1	11	9	10
	Light crude	148	169	148	165
	Other feedstocks	13	5	9	9
	Total Throughput	162	185	166	184

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	67	75	66	78
	Jet fuel	35	37	32	33
	Diesel fuel	32	31	32	33
	Heavy oils, residual products, internally produced fuel and other	34	47	41	46
	Total Yield	168	190	171	190

	Gross refining margin (e) (in millions)	$205	$86	$372	$623
	Gross refining margin ($/throughput bbl) (e)	$13.76	$5.01	$8.19	$12.43
	Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.79	$2.84	$3.94	$2.80

	Mid-Pacific (Hawaii)
	Throughput (thousand barrels per day) (d)
	Heavy crude	32	13	22	14
	Light crude	40	68	48	70
	Total Throughput	72	81	70	84

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	16	18	16	20
	Jet fuel	18	23	19	24
	Diesel fuel	11	14	11	15
	Heavy oils, residual products, internally produced fuel and other	28	28	26	26
	Total Yield	73	83	72	85

	Gross refining margin (e) (in millions)	$80	$2	$30	$86
	Gross refining margin ($/throughput bbl) (e)	$12.15	$0.32	$1.55	$3.74
	Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.45	$2.12	$3.23	$2.03

(j)	We experienced reduced throughput during scheduled turnarounds at the Golden Eagle refinery during the 2008 first and second quarters, the Washington refinery during the 2008 first quarter, the Los Angeles refinery during the 2007 second quarter and the Golden Eagle and Utah refineries during the 2007 first quarter.

(k)	Volumes and margins for 2007 include the Los Angeles refinery since acquired in May 2007.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Mid-Continent (North Dakota & Utah) (j)
Throughput (thousand barrels per day) (d)
Light crude	110	111	107	105
Other feedstocks	5	5	5	4
Total Throughput	115	116	112	109

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	65	67	64	62
Jet fuel	10	10	10	10
Diesel fuel	32	31	31	30
Heavy oils, residual products, internally produced fuel and other	11	12	11	11
Total Yield	118	120	116	113

Gross refining margin (e) (in millions)	$213	$185	$448	$586
Gross refining margin ($/throughput bbl) (e)	$20.10	$17.41	$14.61	$19.64
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.12	$2.81	$3.42	$2.98

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007 (l)
RETAIL SEGMENT
	Number of Stations (end of period)
	Company-operated	391	449	391	449
	Branded jobber/dealer	492	453	492	453
	Total Stations	883	902	883	902

	Average Stations (during period)
	Company-operated	414	451	432	333
	Branded jobber/dealer	495	446	488	359
	Total Average Retail Stations	909	897	920	692

	Fuel Sales (millions of gallons)
	Company-operated	258	311	815	555
	Branded jobber/dealer	76	71	211	175
	Total Fuel Sales	334	382	1,026	730

	Fuel Margin ($/gallon) (m)	$0.30	$0.16	$0.18	$0.15
	Merchandise Sales ($ millions)	$60	$62	$171	$146
	Merchandise Margin ($ millions)	$16	$17	$44	$38
	Merchandise Margin %	27%	27%	26%	26%

	Segment Operating Income (Loss) ($ millions)
	Gross Margins
	Fuel (n)	$99	$61	$181	$110
	Merchandise and other non-fuel margin	22	23	60	48
	Total Gross Margins	121	84	241	158
	Expenses
	Operating expenses	56	61	170	122
	Selling, general and administrative	7	4	19	17
	Depreciation and amortization	10	8	32	19
	Loss on asset disposals and impairments (o)	14	7	25	7
	Segment Operating Income (Loss)	$34	$4	$(5)	$(7)

(l)	The retail operating data for 2007 includes the Shell® and USA Gasoline™ stations since acquired in May 2007.

(m)	Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volume and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.

(n)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(o)	During the three months ended September 30, 2008, we closed 42 Mirastar retail stations resulting in impairment charges of $13 million. Retail operating income for the nine months ended September 30, 2008 also included impairment charges of $11 million related to other retail stations.

CONTACT:
Tesoro Corporation, San Antonio
Investors:
Scott Phipps, 210-283-2882
Director, Investor Relations
or
Media:
Sarah Simpson, 210-283-2374
Vice President, Corporate Communications